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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the registration statement (Form S-8: Nos. 33-23100, 33-38552, 33-88440, 333-42212, 333-42214, 333-69338,
333-66110, and 333-66116; and Form S-3: Nos. 333-53587, 333-60953, and
333-49140) of National Commerce Financial Corporation of our report dated January 16, 2002, with respect to the consolidated balance sheet of National Commerce Financial Corporation and subsidiaries as of December 31, 2001, and the related consolidated statements of income, stockholders' equiy and comprehensive income and cash flows for the year ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of National Commerce Financial Corporation.

                                    /s/ KPMG LLP

Memphis, Tennessee
March 22, 2002